Herman Miller Reports Fourth Quarter Fiscal 2019 Results

•	Record net sales of $671 million, reflecting 9% growth over last year (8% organic growth)

•	Operating margin expansion of 140 basis points

•	Announces 6% increase in quarterly dividend payout
Webcast to be held Thursday, June 27, 2019, at 8:30 AM ET

Release	Immediate
Date	June 26, 2019
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its fourth quarter ended June 1, 2019. Net sales in the quarter totaled $671.0 million, an increase of 8.6% from the same quarter last fiscal year. New orders in the fourth quarter of $664.5 million were 7.0% above the prior year level.

On an organic basis, which excludes the impact of foreign currency translation and the adoption of the new revenue recognition standard at the start of fiscal 2019, net sales and orders in the fourth quarter increased by 7.6% and 6.4%, respectively, compared to the same quarter last fiscal year.

Herman Miller reported net earnings of $0.78 per share on a diluted basis in the fourth quarter compared to diluted earnings per share of $0.53 in the same quarter last fiscal year. Excluding the impact of restructuring expenses, other special charges, and a gain associated with the fair value adjustment of an investment, adjusted earnings per share in the fourth quarter totaled $0.88 compared to adjusted earnings per share of $0.66 in the same quarter of last fiscal year.

For the full fiscal year, net sales were $2,567.2 million, reflecting a year-over-year increase of 7.8%. On an organic basis, net sales increased by 7.1% compared to last fiscal year. Diluted earnings per share for the full year totaled $2.70 compared to $2.12 last year. On an adjusted basis, diluted earnings per share totaled $2.97 in fiscal 2019 compared to $2.30 in fiscal 2018.

The Company also announced an increase in its quarterly cash dividend to $0.21 per share payable in October 2019. This change represents an increase of 6% from the previous dividend payout of $0.1975 per share.

Andi Owen, Chief Executive Officer, stated, "Strong demand was a clear highlight of our results as we finished the quarter setting all-time records for quarterly and annual net sales for our Company. We leveraged this demand to deliver meaningful operating margin expansion over the same quarter last year. These results for the year are a tribute to the talent and effort of our people. At the same time, there is more work ahead, as we position ourselves behind a clear set of strategic priorities to drive sustainable, diversified revenue growth and long-term value creation for all of our stakeholders. As a result of our financial performance this year and strong balance sheet position, our Board of Directors approved a 6% increase in our quarterly dividend payout - an action that reflects the confidence of the Board and our leadership team in the power of our long-term strategy."

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Fourth Quarter Fiscal 2019 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 1, 2019	June 2, 2018	% Chg.	June 1, 2019	June 2, 2018	% Chg.
Net Sales	$671.0	$618.0	8.6%	$2,567.2	$2,381.2	7.8%
Gross Margin %	37.0%	36.9%	N/A	36.2%	36.7%	N/A
Operating Expenses	$183.2	$183.9	(0.4)%	$716.2	$688.4	4.0%
Restructuring Expenses	$8.5	$3.9	N/A	$10.2	$5.7	N/A
Operating Earnings %	8.4%	6.6%	N/A	7.9%	7.5%	N/A
Adjusted Operating Earnings %*	9.9%	8.5%	N/A	8.8%	8.3%	N/A
Net Earnings Attributable to Herman Miller, Inc.	$46.2	$31.8	45.3%	$160.5	$128.1	25.3%
Earnings Per Share – Diluted	$0.78	$0.53	47.2%	$2.70	$2.12	27.4%
Adjusted Earnings Per Share – Diluted*	$0.88	$0.66	33.3%	$2.97	$2.30	29.1%
Orders	$664.5	$620.8	7.0%	$2,614.9	$2,408.2	8.6%
Backlog	$394.2	$350.7	12.4%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the fourth quarter of fiscal 2019 totaled 37.0%, representing a 10 basis point increase from the level reported in the same quarter of last fiscal year. The adoption of the new revenue recognition standard (ASC 606) at the beginning of fiscal 2019 required recording certain product pricing elements as expenses within cost of goods sold that were previously classified on a net basis within sales. This adoption reflected an unfavorable impact on gross margin of 60 basis points compared to the basis of presentation last year. Excluding this impact, gross margin expanded by 70 basis points compared to the same quarter last year.
Operating expenses in the fourth quarter were $183.2 million compared to $183.9 million in the same quarter a year ago. Operating expenses included pre-tax special charges totaling $1.7 million in the fourth quarter of fiscal 2019 and $7.9 million in the same quarter last year. These items in the current quarter related primarily to costs associated with the CEO transition and certain business structure realignment costs. Excluding these items, operating expenses increased by $5.5 million compared to the same quarter last year.
The Company recognized pre-tax restructuring expenses totaling $8.5 million in the fourth quarter. These items related primarily to restructuring actions associated with our profit improvement initiatives, including costs associated with an early retirement program.

Other expenses, net, in the fourth quarter included a gain of $2.1 million related to a fair value adjustment of an investment in a technology partner.

Herman Miller’s effective income tax rate in the fourth quarter was 22.0%, compared to 18.3% in the same quarter last fiscal year.

Jeff Stutz, Chief Financial Officer, noted, "We were encouraged by broad-based sales and order growth for the quarter, supported by favorable macro-economic conditions and continued traction from our strategic priorities. We also further positioned our Retail business for profitable growth with the opening of three new Design Within Reach studios in the fourth quarter, a lease termination related to an underperforming studio and beginning the transition to a new, state of the art distribution center in Batavia, Ohio. These actions reflected expenses of $4.5 million during the quarter and, while they pressured profitability in the quarter, are important enablers for future growth and operating margin expansion of our Retail business. Even after factoring in these initiatives, consolidated sales growth, gross margin expansion and well-managed operating expenses combined to drive 33% growth in adjusted earnings per share compared to the same quarter last year.”

The Company ended the fourth quarter with total cash and cash equivalents of $159.2 million. Cash flow generated from operations in the fourth quarter and full fiscal year was $85.9 million and $216.4 million, respectively. This compared to $55.8 million and $166.5 million in the respective periods last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the fourth quarter of fiscal 2019:

Organic Sales Growth (Decline) by Segment *

	Three Months Ended				Three Months Ended
	June 1, 2019				June 2, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Net Sales, as reported	$433.8	$132.3	$104.9	$671.0	$392.4	$125.4	$100.2	$618.0
% change from PY	10.6%	5.5%	4.7%	8.6%

Proforma Adjustments
Currency Translation Effects (1)	0.9	4.4	0.1	5.4	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	6.2	4.2	—	10.4
Net Sales, organic	$434.7	$136.7	$105.0	$676.4	$398.6	$129.6	$100.2	$628.4
% change from PY	9.1%	5.5%	4.8%	7.6%

Organic Order Growth (Decline) by Segment *

	Three Months Ended				Three Months Ended
	June 1, 2019				June 2, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Orders, as reported	$440.5	$111.7	$112.3	$664.5	$408.3	$110.8	$101.7	$620.8
% change from PY	7.9%	0.8%	10.4%	7.0%

Proforma Adjustments
Currency Translation Effects (1)	0.9	4.2	0.1	5.2	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	5.6	3.2	—	8.8
Orders, organic	$441.4	$115.9	$112.4	$669.7	$413.9	$114.0	$101.7	$629.6
% change from PY	6.6%	1.7%	10.5%	6.4%
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

First Quarter Fiscal 2020 Guidance

Looking forward, Herman Miller expects net sales in the first quarter of fiscal 2020 to be in the range of $650 million to $670 million. On an organic basis, adjusted for foreign currency translation, this forecast implies sales growth of 6% compared to the first quarter of the prior year at the mid-point of the range. The Company expects diluted earnings per share to range between $0.77 to $0.81.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/about-us/investors.html.

The Company will host a live webcast to discuss the results of the fourth quarter of fiscal 2019 on Thursday, June 27, 2019, at 8:30 AM ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services.  Since its inception in 1905, the company has relied on innovative design to help people do great things. The global design leader has evolved into Herman Miller Group, a family of brands that collectively offers a variety of products for environments where people live, learn, work, and heal. The family of brands includes Colebrook Bosson Saunders, Design Within Reach, Geiger, HAY, Maars Living Walls, Maharam, naughtone, Nemschoff, and Herman Miller. For more information visit www.hermanmiller.com/about-us.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new retail studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the quarter ended June 1, 2019, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Twelve Months Ended
	June 1, 2019		June 2, 2018		June 1, 2019		June 2, 2018
Net Sales	$671.0	100.0%	$618.0	100.0%	$2,567.2	100.0%	$2,381.2	100.0%
Cost of Sales	422.8	63.0%	389.7	63.1%	1,637.3	63.8%	1,508.2	63.3%
Gross Margin	248.2	37.0%	228.3	36.9%	929.9	36.2%	873.0	36.7%
Operating Expenses	183.2	27.3%	183.9	29.8%	716.2	27.9%	688.4	28.9%
Restructuring Expenses	8.5	1.3%	3.9	0.6%	10.2	0.4%	5.7	0.2%
Total Operating Expenses	191.7	28.6%	187.8	30.4%	726.4	28.3%	694.1	29.1%
Operating Earnings	56.5	8.4%	40.5	6.6%	203.5	7.9%	178.9	7.5%
Other Expenses, net	0.4	0.1%	2.0	0.3%	8.4	0.3%	10.8	0.5%
Earnings Before Income Taxes and Equity Income	56.1	8.4%	38.5	6.2%	195.1	7.6%	168.1	7.1%
Income Tax Expense	12.3	1.8%	7.1	1.1%	39.6	1.5%	42.4	1.8%
Equity Income, net of tax	2.2	0.3%	0.8	0.1%	5.0	0.2%	3.0	0.1%
Net Earnings	46.0	6.9%	32.2	5.2%	160.5	6.3%	128.7	5.4%
Net Earnings Attributable to Noncontrolling Interests	(0.2)	—%	0.4	0.1%	—	—%	0.6	—%
Net Earnings Attributable to Herman Miller, Inc.	$46.2	6.9%	$31.8	5.1%	$160.5	6.3%	$128.1	5.4%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.78		$0.53		$2.72		$2.15
Weighted Average Basic Common Shares	58,784,081		59,526,820		59,011,945		59,681,268
Earnings Per Share – Diluted	$0.78		$0.53		$2.70		$2.12
Weighted Average Diluted Common Shares	59,132,195		60,094,769		59,381,791		60,311,305

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Twelve Months Ended
	June 1, 2019	June 2, 2018
Net Earnings	$160.5	$128.7
Net Cash Provided by Operating Activities	216.4	166.5
Net Cash Used in Investing Activities	(165.0)	(62.7)
Net Cash (Used in) Provided by Financing Activities	(91.9)	2.5
Effect of Exchange Rates	(4.2)	1.4
Change in Cash	(44.7)	107.7
Cash, Beginning of Period	203.9	96.2
Cash, End of Period	$159.2	$203.9

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	June 1, 2019	June 2, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$159.2	$203.9
Short-term Investments	8.8	8.6
Accounts and Notes Receivable, net	218.0	217.4
Unbilled Accounts Receivable	34.3	1.9
Inventories, net	184.2	162.4
Prepaid Expenses and Other	56.8	51.2
Total Current Assets	661.3	645.4
Net Property and Equipment	348.6	331.4
Other Assets	559.4	502.7
Total Assets	$1,569.3	$1,479.5

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$177.7	$171.4
Accrued Liabilities	268.4	242.4
Total Current Liabilities	446.1	413.8
Long-term Debt	281.9	275.0
Other Liabilities	101.5	95.4
Total Liabilities	829.5	784.2
Redeemable Noncontrolling Interests	20.6	30.5
Herman Miller, Inc. Stockholders' Equity	719.2	664.6
Noncontrolling Interests	0.0	0.2
Total Stockholders' Equity	719.2	664.8
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,569.3	$1,479.5

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